Exhibit 99.1

Freescale Semiconductor Announces Fourth Quarter and Full Year 2009 Results

AUSTIN, Texas--(BUSINESS WIRE)--January 28, 2010--Freescale Semiconductor Holdings I, Ltd. today announced financial results for the fourth quarter and fiscal year ended Dec. 31, 2009.

Highlights for the fourth quarter and fiscal year 2009 include:

  Net sales of $951 million for the fourth quarter;
  Net sales of $3.51 billion for fiscal year 2009;
  Trailing twelve month Adjusted EBITDA of $579 million;
  Cash and cash equivalents of $1.36 billion at Dec. 31, 2009.

"Freescale executed well during the fourth quarter and 2009, delivering improving revenue and earnings performance throughout the year," said Rich Beyer, Chairman and CEO. “Our strong financial position, leadership in embedded processing across our core networking and automotive businesses, and significant opportunities in consumer and industrial segments, provide a diversified foundation for growth in 2010 and beyond."

Operating Results

Net sales for the fourth quarter of 2009 were $951 million, compared to $893 million in the third quarter of 2009 and $940 million in the fourth quarter last year.

The reported loss from operations for the three months ended Dec. 31, 2009, inclusive of $148 million of reorganization costs, was $261 million, compared to a loss of $261 million in the third quarter of 2009 and a loss of $4.17 billion in the fourth quarter of 2008.

Adjusted operating earnings (defined in Note 1 to the Notes to the Consolidated Financial Information attached to this press release) for the three months ended Dec. 31, 2009 were $59 million compared to earnings of $12 million in the third quarter of 2009 and a loss of $116 million in the fourth quarter of 2008.

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA), (defined in Note 1 to the Notes to the Consolidated Financial Information attached to this press release) was $168 million for the fourth quarter of 2009, compared to $119 million in the third quarter of 2009 and $17 million for the fourth quarter of 2008.

Descriptions of adjusted gross margin, EBITDA, Adjusted EBITDA and adjusted operating earnings/loss, cash flow and the reconciliations to our GAAP results are included in the tables and notes attached to this press release.

Product Revenues

The company’s net sales figures for the fourth quarter of 2009 are as follows:

  Microcontroller net sales were $333 million in the fourth quarter of 2009, compared to $294 million in the third quarter of 2009 and $306 million in the fourth quarter of 2008.
  RF, Analog and Sensor net sales were $221 million in the fourth quarter of 2009, compared to $208 million in the third quarter of 2009 and $232 million in the fourth quarter of 2008.
  Networking and Multimedia net sales were $251 million in the fourth quarter of 2009, compared to $234 million in the third quarter of 2009 and $273 million in the fourth quarter of 2008.
  Cellular net sales were $116 million in the fourth quarter of 2009, compared to $122 million in the third quarter of 2009 and $64 million in the fourth quarter of 2008.
  Other net sales were $30 million in the fourth quarter of 2009 compared to $35 million in the third quarter of 2009 and $65 million in the fourth quarter of 2008.

Fourth Quarter Business Reorganization

During the fourth quarter, the company recorded $148 million of reorganization costs related primarily to an accrual for severance and other costs associated with our plan to exit our manufacturing facility in Toulouse, France during 2011.

Financial Position

Cash and cash equivalents were $1.36 billion on Dec. 31, 2009 compared to $1.33 billion on October 2, 2009.

Conference Call and Webcast

Freescale's quarterly earnings call is scheduled to begin at 4 p.m. Central Standard Time on Jan. 28, 2010. The company will offer a live webcast of the conference call over the Internet at www.freescale.com/investor.

Caution Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our business strategy, goals and expectations concerning our market position, future operations, margins, profitability, liquidity and capital resources. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of the factors that we believe could affect our results include our substantial indebtedness; our ability to service our outstanding indebtedness and the impact such indebtedness may have on the way we operate our business; the loss of one or more of our significant customers or strategic relationships; general economic and business conditions and any downturns in the cyclical industry in which we operate; our competitive environment and our ability to make technological advances; interruptions in our production or manufacturing capacity and our ability to obtain supplies; economic conditions in the industries in which our products are sold; maintenance and protection of our intellectual property; political and economic conditions in the countries where we conduct business; integration of future acquisitions into our business; the costs of environmental compliance and/or the imposition of liabilities under environmental laws and regulations; potential product liability claims; inability to make necessary capital expenditures; loss of key personnel; the financial viability of our customers, distributors or suppliers; and our ability to achieve cost savings as well as other matters described under "Risk Factors" in our Annual Report on Form 10-K and other filings with the SEC. We undertake no obligation to update any information contained in this press release.

Non-GAAP Financial Measures

Included within this press release and the accompanying tables and notes are non-GAAP financial measures that supplement the company's consolidated financial information prepared under GAAP. The company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release. The company's management believes that these non-GAAP measures provide a more meaningful representation of the company’s ongoing financial performance. In addition, the company uses Adjusted EBITDA to measure compliance with certain of its debt covenants. These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP. You should consider them together with the consolidated financial information located in the tables attached to this press release.

About Freescale Semiconductor

Freescale Semiconductor is a global leader in the design and manufacture of embedded semiconductors for the automotive, consumer, industrial and networking markets. The privately held company is based in Austin, Texas, and has design, research and development, manufacturing or sales operations around the world. www.freescale.com.

Freescale and the Freescale logo are trademarks of Freescale Semiconductor Inc. All other product or service names are the property of their respective owners. © Freescale Semiconductor Inc. 2010.

Freescale Semiconductor Holdings I, Ltd.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Twelve Months Ended
(in millions)	December 31,	October 2,	December 31,	December 31,	December 31,
	2009	2009	2008	2009	2008

Net sales	$ 951	$ 893	$ 940	$ 3,508	$ 5,226
Cost of sales	642	626	680	2,563	3,154
Gross margin	309	267	260	945	2,072
Selling, general and administrative	117	122	166	499	673
Research and development	185	193	276	833	1,140
Amortization expense for acquired intangible assets	120	122	225	486	1,042
Reorganization of businesses, contract settlement and other	148	91	141	345	53
Impairment of goodwill and intangible assets	-	-	3,613	-	6,981
Merger expenses	-	-	4	-	11
Operating loss	(261)	(261)	(4,165)	(1,218)	(7,828)

Gain on extinguishment of long-term debt	7	4	63	2,296	79
Other expense, net	(131)	(142)	(208)	(576)	(733)
Income (loss) before income taxes	(385)	(399)	(4,310)	502	(8,482)
Income tax expense (benefit)	(271)	11	(281)	(246)	(543)
Net income (loss)	$ (114)	$ (410)	$ (4,029)	$ 748	$ (7,939)

Freescale Semiconductor Holdings I, Ltd.
Reconciliation of Non-GAAP Measures
(Unaudited)

	Three Months Ended			Twelve Months Ended
(in millions)	December 31,	October 2,	December 31,	December 31,	December 31,
	2009	2009	2008	2009	2008

Adjusted gross margin	$ 358	$ 323	$ 320	$ 1,173	$ 2,304
Inventory step-up recognition	-	-	-	-	7
Incremental depreciation and amortization expense	49	56	60	228	225
Gross margin	$ 309	$ 267	$ 260	$ 945	$ 2,072

Adjusted operating earnings (loss)	$ 59	$ 12	$ (116)	$ (144)	$ 515
Inventory step-up recognition	-	-	-	-	7
Incremental depreciation and amortization expense	52	60	65	243	246
Amortization expense for acquired intangible assets	120	122	225	486	1,042
Reorganization of businesses, contract settlement, and other	148	91	141	345	53
Impairment of goodwill and intangible assets	-	-	3,613	-	6,981
Merger expenses and other	-	-	5	-	14
Operating loss	$ (261)	$ (261)	$ (4,165)	$ (1,218)	$ (7,828)

EBITDA excluding the effects of purchase accounting and other items	$ 168	$ 119	$ 17	$ 304	$ 1,059
Inventory step-up recognition	-	-	-	-	7
Reorganization of businesses, contract settlement, and other	148	91	141	345	53
Gain on extinguishment of long-term debt	(7)	(4)	(63)	(2,296)	(79)
Impairment of goodwill and intangible assets	-	-	3,613	-	6,981
Fair value adjustment on interest rate swaps and caps	-	4	26	4	38
Merger expenses and other	-	-	5	-	14
EBITDA	$ 27	$ 28	$ (3,705)	$ 2,251	$ (5,955)
Depreciation	148	162	184	649	729
Amortization*	136	135	238	544	1,096
Interest expense, net	128	130	183	556	702
Income tax expense (benefit)	(271)	11	(281)	(246)	(543)
Net income (loss)	$ (114)	$ (410)	$ (4,029)	$ 748	$ (7,939)

* Excludes amortization of debt issuance costs, which are included in interest expense, net.

Note 1:  Adjusted gross margin and adjusted operating earnings (loss) represent gross margin and operating earnings (loss) adjusted for the following as necessary: incremental depreciation expense for property, plant and equipment fair value step-up and associated with reduction in lives of certain manufacturing assets, amortization of acquired intangible assets, reorganization of businesses, contract settlement, and other charges, impairment of goodwill and intangible assets, and merger expenses.  Adjusted gross margin and adjusted operating earnings (loss) are not recognized terms under generally accepted accounting principles in the United States (U.S. GAAP).  Adjusted gross margin and adjusted operating earnings (loss) do not represent gross margin or operating earnings (loss), as those terms are defined under U.S. GAAP, and should not be considered as alternatives to gross margin or operating earnings (loss) as an indicator of our operating performance.  We have included information concerning adjusted gross margin and adjusted operating earnings (loss) because we use such information when evaluating gross margin and operating earnings (loss) to better evaluate the underlying performance of the Company.  Adjusted gross margin and adjusted operating earnings (loss) as presented herein are not necessarily comparable to similarly titled measures.

EBITDA (earnings before interest, taxes, depreciation and amortization) excluding the effects of purchase accounting and other items is a non-U.S. GAAP financial measure.  We have included information concerning EBITDA excluding the effects of purchase accounting and other items because we use such information when evaluating operating earnings (loss) to better evaluate the underlying performance of the Company.  EBITDA excluding the effects of purchase accounting and other items does not represent, and should not be considered an alternative to, net income (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA excluding the effects of purchase accounting and other items and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies.

Freescale Semiconductor Holdings I, Ltd.
Product Group Net Sales Information
(Unaudited)

(in millions)	Three Months Ended			Twelve Months Ended
	December 31,	October 2,	December 31,	December 31,	December 31,
	2009	2009	2008	2009	2008

Microcontroller (a)	$ 333	$ 294	$ 306	$ 1,114	$ 1,640
Cellular (b)	116	122	64	471	1,063
Networking and Multimedia (c)	251	234	273	929	1,161
RF, Analog and Sensors (d)	221	208	232	814	1,032
Other (e)	30	35	65	180	330
	$ 951	$ 893	$ 940	$ 3,508	$ 5,226

(a) Microcontroller includes our microcontroller portfolio for automotive, consumer and industrial applications, as well as Infotainment, Multimedia & Telematics Operations.

(b) Cellular includes baseband, RF transceivers, power management, software and full platform development for the wireless handset market.

(c) Networking & Multimedia includes our processor portfolio based on Power Architecture™, StarCore® DSP and i.MX platforms. This group includes the Networking Systems Division and Digital Home Operation and the Multimedia Applications Division.

(d) RF, Analog & Sensor incorporates the technologies of our RF, analog, power management and sensing solutions.

(e) Other includes licensing of intellectual property, sales of wafers to other semiconductor companies, and other miscellaneous items.

Freescale Semiconductor Holdings I, Ltd.
Adjusted EBITDA
(Unaudited)

Provided below is a reconciliation of net income to EBITDA to Adjusted EBITDA:

(in millions)	Twelve months ended December 31, 2009

Net income	$ 748
Interest expense, net	556
Income tax benefit	(246)
Depreciation and amortization*	1,193
EBITDA	$ 2,251
Non-cash stock-based employee compensation (1)	38
Other non-cash charges (2)	10
Non-recurring/one-time items (3)	(1,948)
Cost savings (4)	200
Other defined terms (5)	28
Adjusted EBITDA	$ 579

* Excludes amortization of debt issuance costs, which are included in interest expense, net.

(1) Reflects non-cash stock-based employee compensation expense under the provisions of FASB ASC 718, Compensation--Stock Compensation.

(2) Reflects the non-cash charges related to purchase accounting adjustments for inventory, impairments of intangible assets and other non-cash items.

(3) Reflects non-cash gain on debt extinguishment and our reorganization of business program.

(4) Reflects cost savings that we expect to achieve from certain initiatives where actions have begun or have already been completed.

(5) Reflects other adjustments required in calculating our debt covenant compliance.

Note 2: Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) is a non-U.S. GAAP measure used to determine our compliance with certain covenants contained in the Credit Facility and the indentures governing the Senior Notes and Senior Subordinated Notes. Adjusted EBITDA is defined as EBITDA adjusted to add back certain non-cash, non-recurring and other items that are included in EBITDA and/or net income (loss), as required by various covenants in the indentures and the Credit Facility. We believe that the presentation of Adjusted EBITDA for the twelve months ended December 31, 2009 is appropriate to provide additional information to investors to demonstrate compliance with our financing covenants. Our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is tied to ratios based on Adjusted EBITDA.

Adjusted EBITDA does not represent, and should not be considered an alternative to, net income (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of Adjusted EBITDA is not necessarily comparable to such other similarly titled captions of other companies.  The definition of Adjusted EBITDA in the indentures and the Credit Facility allows us to add back certain charges that are deducted in calculating EBITDA and/or net income (loss).  However, some of these expenses may recur, vary greatly and are difficult to predict.  Further, our debt instruments required that Adjusted EBITDA be calculated for the most recent four fiscal quarters.  As a result, the measure can be disproportionately affected by a particularly strong or weak quarter.  Further, it may not be comparable to the measure for any subsequent four-quarter period or any complete fiscal year.

Freescale Semiconductor Holdings I, Ltd.
Condensed Consolidated Balance Sheets
(Unaudited)
(in millions)

	December 31,	October 2,	December 31,
	2009	2009	2008
ASSETS
Cash and cash equivalents	$ 1,363	$ 1,334	$ 900
Short-term investments	-	-	494
Accounts receivable, net	379	388	394
Inventory	606	625	755
Other current assets	335	385	452
Total current assets	2,683	2,732	2,995

Property, plant and equipment, net	1,315	1,443	1,931
Intangible assets, net	780	900	1,264
Other assets, net	315	303	461
Total assets	$ 5,093	$ 5,378	$ 6,651

LIABILITIES AND STOCKHOLDER'S DEFICIT
Notes payable and current portion of long-term debt and capital lease obligations	$ 114	$ 117	$ 163
Accounts payable	300	263	246
Accrued liabilities and other	481	531	595
Total current liabilities	895	911	1,004

Long-term debt	7,430	7,478	9,610
Deferred tax liabilities	131	385	376
Other liabilities	531	386	353

Stockholder's deficit	(3,894)	(3,782)	(4,692)
Total liabilities and stockholder's deficit	$ 5,093	$ 5,378	$ 6,651

Freescale Semiconductor Holdings I, Ltd.
Cash Flow Summary
(Unaudited)

	Three months ended			Twelve months ended
(in millions)	December 31,	October 2,	December 31,	December 31,	December 31,
	2009	2009	2008	2009	2008

Cash flows from operations	$ 147	$ 77	$ (299)	$ 76	$ 405

Cash flows from investing activities	$ (51)	$ (5)	$ 50	$ 374	$ (59)

Cash flows from financing activities	$ (59)	$ (36)	$ 449	$ 9	$ 342

Effect of exchange rate change on cash and cash equivalents	$ (8)	$ 6	$ (2)	$ 4	$ 6

CONTACT:
Freescale Semiconductor Holdings I, Ltd.
Investors:
Mitch Haws, 512-895-2454
mitch.haws@freescale.com
or
Media:
Rob Hatley, 512-996-5134
robert.hatley@freescale.com